UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2016

SYSOREX GLOBAL

 (Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 30, 2015, Sysorex Global (the “Company”) received notification from The Nasdaq Stock Market (“NASDAQ”) stating that the Company did not comply with the minimum $1.00 bid price requirement for continued listing set forth in Listing Rule 5550(a)(2) (the “Rule”) and that it would have 180 days until May 31, 2016 to regain compliance. On June 1, 2016, NASDAQ provided the Company granted the Company an additional 180 days, or until November 28, 2016 to comply with this requirement.

On November 29, 2016, the Company received notification (the “Staff Delisting Determination”) from NASDAQ that it has not regained compliance with the Rule and unless the Company appeals the Staff Delisting Determination, trading of the Company’s common stock will be suspended at the opening of business on December 8, 2016, and a Form 25-NSE will be filed with the Securities and Exchange Commission which will remove the Company’s securities from listing and registration on NASDAQ.

The Company may, within seven calendar days of the date of the Staff Delisting Determination, request a written or oral hearing before a Hearings Panel to appeal the Staff Delisting Determination. The Company intends to appeal the Staff Delisting Determination to the Hearings Panel which will stay the suspension and delisting action pending the issuance of a written decision by the Hearings Panel. The Company intends to implement a reverse stock split, if necessary, to satisfy the requirements of the Rule. On November 8, 2016, the Company received stockholder approval to implement a reverse stock split at a ratio of between 1-for-5 and 1-for-15, for the purpose of regaining compliance with the Rule.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX GLOBAL

Date: December 2, 2016	By:	/s/ Nadir Ali
Name: Nadir Ali Title: Chief Executive Officer

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